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                                                                    EXHIBIT 23.4

                       Consent of Independent Accountants

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Global Crossing Ltd. of our report dated November 30, 1999 relating to the consolidated and combined financial statements of IXnet, Inc. as of September 30, 1999 and 1998 and for the three years ended September 30, 1999 which appears in Global Crossing Ltd.'s Current Report on Form 8-K filed June 16, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

New York, NY
April 25, 2001